                                                                     EXHIBIT 4.1

NUMBER                                                             UNITS

U-__________

   SEE REVERSE FOR         INTERNATIONAL METAL ENTERPRISES, INC.
 CERTAIN DEFINITIONS

                                                                           CUSIP

             UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO
              WARRANTS EACH TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT ____________________________________________________

is the owner of ________________________________________________________ Units.

Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of International Metal Enterprises, Inc., a Delaware
corporation (the "Company"), and two warrants (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination or (ii) _______ __, 2006 and will expire unless exercised before 5:00 p.m., New York City Time, on _______ _,
2009, or earlier upon redemption (the "Expiration Date"). The Common Stock and
Warrants comprising the Units represented by this certificate are not transferable separately prior to __________, 2005, subject to earlier separation in the discretion of Sunrise Securities Corp. The terms of the Warrants are governed by a Warrant Agreement, dated as of _________ _, 2005, between the
Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and
are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.
Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

     This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

     Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By

___________________________________          ___________________________________
                          PRESIDENT          SECRETARY

                                (GRAPHIC OMITTED)
                      INTERNATIONAL METAL ENTERPRISES, INC.

                                    CORPORATE

                                    DELAWARE

                                      SEAL
                                      2004

                      INTERNATIONAL METAL ENTERPRISES, INC.

         The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -         as tenants in common                        UNIF GIFT MIN ACT - _____ Custodian ______
         TEN ENT -         as tenants by the entireties                                   (Cust)           (Minor)
         JT TEN -          as joint tenants with right of survivorship           under Uniform Gifts to Minors
                           and not as tenants in common                                  Act ______________
                                                                                                 (State)

Additional Abbreviations may also be used though not in the above list.

         For value received, _____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

__________________________________

__________________________________

________________________________________________________________________________

  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________________ Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated _____________________

                    ____________________________________________________________

                    NOTICE: The signature to this assignment must correspond
                            with the name as written upon the face of the
                            certificate in every particular, without alteration
                            or enlargement or any change whatever.

Signature(s) Guaranteed:

________________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO
S.E.C. RULE 17Ad-15).